Exhibit 99.1

Howmet Aerospace Releases 2021 Environmental, Social and Governance Report

PITTSBURGH--(BUSINESS WIRE)--April 8, 2022--Howmet Aerospace (NYSE:HWM) has released its 2021 Environmental, Social and Governance (ESG) Report. The report highlights the Company’s commitment and approach to sustainability, as well as detailed results against its key metrics, which are designed to drive significant positive impacts for its stakeholders and surrounding communities. The report also highlights examples of Howmet’s key technologies and advanced products that help customers reduce their environmental impacts by lowering their fuel consumption and greenhouse gas (GHG) emissions.

“Howmet Aerospace is committed to improving our environmental footprint, creating a work environment where all employees can thrive, investing in the communities where we operate and maintaining good governance practices,” said John C. Plant, Executive Chairman and Chief Executive Officer. “These values, which are specified in our Code of Conduct, form the basis of our ESG plans and are reflected in our daily work.”

The ESG Report discusses the Company’s commitment to sustained action to GHG emissions with a new target to deliver a 21.5 percent reduction in GHG emissions by 2024, based on projected business volume. Howmet Aerospace has identified and funded 100 projects that will support this goal.

Mr. Plant added, “We have also formed a team that is preparing comprehensive plans to further reduce our GHG emissions by 2030 – taking us closer to the 2050 goal of net zero. We will communicate these 2030 targets as soon as we have confidence that they are achievable.”

The report was developed in accordance with the core option of the 2020 GRI Standards and standards from the Sustainability Accounting Standards Board (SASB). In addition, the report is also aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) and is available in the ESG area of the Company’s website (https://www.howmet.com/environmental-social-governance/).

Among highlights in the 2021 ESG Report:

  A 6.2 percent decrease in GHG emissions and 3.0 percent decline in energy consumption compared to 2020.
  5.1 million Howmet Aerospace BobTail® lockbolts were used to assemble wind turbines in North America and Europe, representing a 6 percent increase over 2020 usage due to continued proliferation and adoption at leading wind-turbine manufacturers globally.
  62 million Howmet Aerospace BobTail® lockbolts and 16 million Howmet Aerospace BOM® blind fasteners were used to assemble 5.6 gigawatts of solar arrays, preventing 138,000 metric tons of carbon dioxide emissions over their 25-year lifetime.
  The Howmet Aerospace Foundation approved more than $4.7 million in STEM focused grants and supported organizations as diverse as the Carnegie Science Center, the Pittsburgh Promise, Rainbow Railroad, Latino Health Access, Minority Veterans of America and Standup for the Cure.
  Zero employee and contractor fatalities.
  An 8.3 percent decline in days away, restricted and transfer rate compared to 2020.
  81 percent of the Company’s key suppliers have sustainability programs considered leading or active.
  Howmet Aerospace was named one of the “Best Places to Work for LGBTQ Equality” by the Human Rights Campaign Foundation
  The Company was recognized by 50/50 Women on Boards for having 40% of its Board of Directors made up of women

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation. With nearly 1,150 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint. For more information, visit www.howmet.com. Follow: LinkedIn, Twitter, Instagram, Facebook, and YouTube.

Dissemination of Company Information

Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the condition of end markets; future financial results or operating performance; future strategic actions; Howmet Aerospace's strategies, outlook, and business and financial prospects; and any expectations relating to environmental, social or governance matters. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) uncertainty of the duration, extent and impact of the COVID-19 pandemic on Howmet Aerospace’s business, results of operations, and financial condition; (b) deterioration in global economic and financial market conditions generally (including as a result of COVID-19 and its effects, among other things, on global supply, demand, and distribution disruptions); (c) unfavorable changes in the markets served by Howmet Aerospace; (d) the impact of potential cyber attacks and information technology or data security breaches; (e) the loss of significant customers or adverse changes in customers’ business or financial conditions; (f) manufacturing difficulties or other issues that impact product performance, quality or safety; (g) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (h) the inability to achieve revenue growth, cash generation, cost savings, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations anticipated or targeted; (i) inability to meet increased demand, production targets or commitments; (j) competition from new product offerings, disruptive technologies or other developments; (k) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities and conflicts, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (l) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (m) failure to comply with government contracting regulations; (n) adverse changes in discount rates or investment returns on pension assets; and (o) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2021 and other reports filed with the U.S. Securities and Exchange Commission. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts

Investor Contact
Paul T. Luther
(412) 553-1950
Paul.Luther@howmet.com

Media Contact
Paul Erwin
(412) 553-2666
Paul.Erwin@howmet.com

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